                                                                    Exhibit 10.2

            AGREEMENT FOR THE PURCHASE AND SALE OF PERSONAL GOODWILL

         This AGREEMENT FOR THE PURCHASE AND SALE OF PERSONAL GOODWILL (this "Agreement") is made as of this 1st day of March, 2005, by and among Teiber Lighting Products, Inc., a Delaware corporation ("Buyer") and Todd Teiber ("Seller").

                                    RECITALS

         WHEREAS, the Seller owns 1,920 shares of the issued and outstanding capital stock of Bill Teiber Co., Inc., a Texas corporation (the "Company"); and

         WHEREAS, contemporaneously with this Agreement, Craftmade International, Inc., a Delaware corporation ("Craftmade"), Buyer, the Company, Seller and Edward Oberstein ("Oberstein") are simultaneously entering into that certain Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which the Company will be merged with and into the Buyer (the "Merger"), with the Buyer being the surviving corporation; and

         WHEREAS, pursuant to the Merger Agreement, Craftmade is acquiring from Seller and Oberstein all of the issued and outstanding capital stock of the Company; and

         WHEREAS, the Seller has independently developed, owned and will continue to own on the Closing Date (as defined in Section 2) close personal and ongoing business relationships, trade secrets and knowledge in connection with the Company's light bulb and complimentary lighting products business, through the personal ability, personality, reputation, skill and integrity of Seller, and other information relating thereto (collectively, the "Personal Goodwill"), which the Seller desires to sell to the Buyer as hereinafter provided; and

         WHEREAS, Seller is not subject to an employment agreement, noncompetition agreement, or similar restrictive covenant agreement relating to the Personal Goodwill; and

         WHEREAS, the Buyer desires to acquire all of the Personal Goodwill, as hereinafter provided.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

         1. Purchase Price and Exchange of Consideration. The Seller shall sell, assign, transfer, convey and deliver to the Buyer at the Closing the Personal Goodwill including, but not limited to, all of the Seller's respective rights and benefits related to the Personal Goodwill. In exchange for the Personal Goodwill and subject to the terms and conditions of this Agreement, the Buyer shall pay to the Seller on the Closing Date the total sum of Three Million and 00/100 Dollars ($3,000,000.00) for all of the Personal Goodwill (the "Purchase Price"). The payment required by this Section 1 shall not be affected by the death or disability of Seller.

         2. Closing/Termination. The sale and assignment of the Personal Goodwill (the "Closing") shall take place at the offices of Haynes and Boone, LLP, at 201 Main Street, Suite 2200, Fort Worth, Texas, at 10:00 a.m. (local time) on March 1, 2005, or at such other time and date as the Buyer and the Seller may agree (the "Closing Date").

         3. Representations and Warranties. The Seller represents and warrants to the Buyer as follows:

                  3.1 Personal Goodwill. All of the Personal Goodwill is owned, and immediately prior to the Closing will be owned, by the Seller, free and clear of all liens, encumbrances, claims, options, security interests, calls and commitments of any kind. The Seller has full legal right, power and authority to enter into this Agreement and to sell, assign and transfer the Personal Goodwill to the Buyer and, on the Closing Date, the sale and assignment of the Personal Goodwill to the Buyer hereunder will transfer to the Buyer valid title thereto, free and clear of all liens, encumbrances, claims, options, security interests and commitments of any kind.

                  3.2 No Restrictions. Seller is not currently a party to any contract, employment agreement, noncompetition agreement or any other contract or agreement, or subject to any restriction or condition contained in any permit, license, judgment, order, writ, injunction, decree or award which, singly or in the aggregate, materially and adversely affects or restricts, or is likely to materially and adversely affect or restrict the Personal Goodwill or the Buyer's acquisition, use or enjoyment thereof.

                  3.3 Approval and Authorization. The execution and delivery of this Agreement by Seller and the performance of the transactions contemplated herein have been duly and validly authorized by Seller, and this Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its respective terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditor's rights and general equity principles.

                  3.4 Economic Benefits. To the best of Seller's knowledge, Seller is not aware of any present facts or any pending events, which would prevent the Buyer from realizing the economic benefits associated with the Personal Goodwill in the same manner as presently enjoyed by the Seller.

                  3.5 No Conflicts. The execution and delivery of this Agreement by Seller does not, and the consummation by Seller of the transactions contemplated hereby does not and will not, violate or conflict with, or result (with the giving of notice or the lapse of time or both) in the violation of, or constitute a default under any provision of, or result in the acceleration or termination of, or entitle any party to accelerate or terminate (whether after giving of notice or lapse of time or both), any obligation or benefit under, or result in the creation or imposition of any lien, pledge, security interest or other encumbrance upon the Personal Goodwill pursuant to any material contract, law, ordinance, regulation, order, arbitration award, judgment or decree to which the Seller is a party, or by which Seller or his assets (including the Personal Goodwill) are bound and to Seller's knowledge, does not and will not violate or conflict with any other material restriction of any kind or character to which the Seller is subject or by which any of Seller's assets (including the Personal Goodwill) may be bound.

         4. Representations and Covenants of Buyer. The Buyer represents and warrants as follows:

                  4.1 Existence and Good Standing. The Buyer has been duly organized and validly exists in good standing as a corporation under the laws of the State of Delaware.

                  4.2 No Default. The execution of this Agreement by the Buyer and the performance of its obligations hereunder will not violate or result in a breach of, or constitute a default under any material agreement to which the Buyer is a party or by which it or its assets are bound.

                  4.3 Approval and Authorization. The execution and delivery of this Agreement and the performance of the transactions contemplated herein have been duly and validly authorized by all necessary action on the part of the Buyer and is a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to, or affecting creditor's rights and general equity principles.

         5. Additional Agreements and Covenants: The Buyer and Seller covenant as follows:

                  5.1 Preservation and Maintenance of Personal Goodwill. The Seller shall cooperate with the Buyer after the Closing Date in connection with all reasonable actions deemed necessary by the Buyer to transition the economic value of the Personal Goodwill to the Buyer.

                  5.2 Breaches of Representation and Warranties by Seller. Any Breach (as defined in the Merger Agreement) of a representation, warranty, covenant, obligation or other provision of this Agreement by the Seller shall be subject to the indemnification and escrow provisions of Sections 11.2 and 11.8 of the Merger Agreement, respectively.

                   5.3 Breaches of Representation and Warranties by Buyer. Any Breach (as defined in the Merger Agreement) of a representation, warranty, covenant, obligation or other provision of this Agreement by the Buyer shall be subject to the indemnification provisions of Section
         11.7 of the Merger Agreement.

         6. Survival. The representations, warranties and covenants of the parties contained in this Agreement shall survive the Closing Date for two (2) years thereafter.

         7. General.

                  7.1 Further Assurances. The Seller will cooperate with the Buyer on and after the Closing Date in furnishing information and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date and will take, or cause to be taken such further action, and will execute, deliver and file such further documents and instruments as the Buyer reasonably requests in order to effectuate fully the purposes, terms and conditions of this Agreement.

                  7.2 Assignment: Binding Effect. This Agreement and the rights of the Buyer hereunder may be assigned by the Buyer. This Agreement and the rights of the Seller hereunder may not be assigned by Seller. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, the successors and assigns of the Buyer and the heirs, beneficiaries and legal representatives of the Seller.

                  7.3 Execution. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. Execution and delivery of this Agreement by delivery of a facsimile copy bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

                  7.4 Brokers. Each party represents and warrants that it employed no broker or agent in connection with this transaction and shall indemnify the other against all loss, cost, damage or expense arising out of claims for fees or commissions of brokers or agents employed or alleged to have been employed by such indemnifying party.

                  7.5 Notices. Any notice or communication required or permitted hereunder shall be sufficiently given if sent by facsimile, or first class mail, postage prepaid to:

                  (a)      Buyer:

                           Teiber Lighting Products, Inc.
                           650 South Royal Lane
                           Suite 100
                           P.O. Box #1037
                           Coppell, Texas 75019-1037
                           Attention: Brad D. Heimann
                           Facsimile No.: (972) 304-3754
                           with a copy to:

                           Brian D. Barnard
                           Haynes and Boone, LLP
                           201 Main Street
                           Suite 2200
                           Fort Worth, Texas 76102
                           Facsimile No.: (817) 347-6650


                  (b)      Seller:

                           Todd Teiber
                           2055 Luna Road, Suite 156
                           Carrollton, TX 75006
                           Facsimile No.: (972) 484-9006

                           with a copy to:

                           David W. Hammer
                           4419 Landpiper Court
                           Dallas, TX 75287
                           Facsimile No.: (972) 250-6926

                  7.6 Applicable Law. This Agreement will be governed by the laws of the State of Delaware without regard to conflicts of laws principles.

                  7.7 Captions. The captions in this Agreement are for convenience only and shall not be considered a part hereof, or affect the construction or interpretation of any provisions of this Agreement.

                  7.8 Entire Agreement. This Agreement shall constitute the entire agreement and understanding between the Seller and the Buyer and supersedes any prior agreement and understanding, written or oral, relating to the subject matter of this Agreement. The Seller acknowledges that he has (a) had the opportunity to seek the advice of independent counsel, including independent tax counsel, regarding the consequences of this Agreement; and (b) received no representations from the Buyer or its counsel regarding the tax consequences of this Agreement. This Agreement may be modified or amended only by a written instrument executed by the parties hereto.


                                      *****

         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day and year first above written.

SELLER:


  /s/ Todd Teiber
-----------------------------------------------------
Todd Teiber, individually


BUYER:


TEIBER LIGHTING PRODUCTS, INC.,
a Delaware corporation


By:      /s/ James R. Ridings
   --------------------------------------------------
Name: James R. Ridings
Title: President